SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2010

Integrated Electrical Services, Inc.
(Exact name of registrant as specified in Charter)

Delaware	001-13783	76-0542208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1800 West Loop South, Suite 500
Houston, Texas  77027
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On December 16, 2010, Michael J. Hall, Chairman of the Board and a director and Joseph V. Lash, a director of the Integrated Electrical Services, Inc. (the “Company”) announced their decision to not stand for re-election to the board at the Company’s annual meeting of stockholders to be held on February 3, 2011.  There were no disagreements with management.

(e)
On December 16, 2010, The Human Resources and Compensation Committee (the “Committee”) of the Board of Directors of the Company took the following actions relating to compensatory arrangements for certain officers, including Named Executive Officers.

Annual Management Incentive Plan

The Committee approved the 2011 Annual Management Incentive Plan for Corporate Shared Services (the “Plan”).  The Plan provides an incentive compensation pool for certain employees and officers of the Company based upon the Company’s achievement of an established level of consolidated annual operating income.  The foregoing description is qualified in its entirety by reference to the full text of the Plan, which is incorporated by reference herein and attached hereto as Exhibit 10.1.  The schedule of amounts payable to the President and Chief Executive Officer, Michael J. Caliel, Senior Vice President and Chief Financial Officer, Terry Freeman, Senior Vice President, General Counsel and Secretary, William L. Fiedler, and Group Vice President - Residential, Richard A. Nix, based on the achievement of specified levels of consolidated annual operating income, is incorporated by reference herein and attached hereto as Exhibit 10.2.

Fiscal 2010 Goals and Objectives

On December 16, 2010, the CEO recommended and the Committee approved the following goals and objectives to be used by the Committee when (i) determining the discretionary element of the fiscal 2011 short-term incentive awards discussed above and (ii) setting annual base salaries for fiscal 2012.  These goals and objectives were established based on four primary factors:

•	Financial Performance

—	Financial performance measures based on consolidated annual operating income and earnings per share.

—	Financial incentives for Messrs. Caliel, Freeman, Fiedler and Nix and other corporate executive management are tied to the Company’s consolidated performance. Incentives for other executive officers, managers and operating division personnel are tied to both their respective operating company and/or organizational unit results.

—	Strengthen the Company’s balance sheet.

•	Safety Performance

—	Safety performance targets are based on the Company’s Total Recordable Incident Rate (TRIR) for the fiscal year.

—	The safety performance targets for Messrs. Caliel, Freeman, Fiedler and Nix and other corporate executive management are tied to the Company’s consolidated TRIR. Safety performance targets for other executive officers, managers and operating division personnel are tied to the TRIR of both their respective operating company and organizational unit.

—	Maintain and enhance the Company’s safety culture.

•	Strategy and Growth Execution.

—	Strategy and growth execution will be measured against how well the Company positioned itself for growth and diversification, including the following:

s	Returning the Company to profitability

s	New market and segment growth

s	Business development/backlog growth

s	Improved operational controls, project execution and cost optimization

s	Monetizing non-strategic assets

•	Business/Personal Objectives.

—	Other performance criteria in the form of personal objectives were established for each executive officer in line with the Company’s fiscal year 2011 plan, including the following:

s	Setting the tone at the top for achieving highest level of ethical conduct

s	Improved financial control environment

s	Leadership/successor development

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	2011 Annual Management Incentive Plan - Corporate Shared Services

10.2	Schedule of Potential Fiscal 2011 Incentive Awards

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

Date: December 21, 2010	/s/ William L. Fiedler
William L. Fiedler
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	2011 Annual Management Incentive Plan - Corporate Shared Services

10.2	Schedule of Potential Fiscal 2011 Incentive Awards